Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cleantech Solutions International, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jianhua Wu, chief executive officer of the Company, and Adam Wasserman, chief financial officer of the Company, certify, pursuant to 18 U.S.C. section 1350 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2014	By:	/s/ Jianhua Wu
Jianhua Wu Chief Executive Officer
(Principal Executive Officer)

Date: May 15, 2014	By:	/s/ Adam Wasserman
Adam Wasserman Chief Financial Officer (Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.